UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  September 8, 2009

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On September 8, 2009, PriceSmart, Inc. issued a press release regarding its sales for the month of August 2009. The Company also announced that the opening date for its fourth location in Trinidad has been moved to spring 2010.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated September 8, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2009	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Chief Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated September 8, 2009.

PriceSmart Announces August Sales;
New Date for Trinidad Club Opening Also Announced

San Diego, CA (September 8, 2009) – PriceSmart, Inc. (NASDAQ: PSMT) today announced that for the month of August 2009 net sales increased 3.5% to $102.5 million from $99.00 million in August a year earlier.  For the twelve months ended August 31, 2009, net sales increased 11.6% to $1,224.3 million from $1,097.5 million for the twelve months ended August 31, 2008.  There were 26 warehouse clubs in operation at the end of August 2009 compared to 25 warehouse clubs at the end of August 2008.

For the five weeks ended August 30, 2009, comparable warehouse sales for the warehouse clubs open at least 12 full months increased 0.6% compared to the same five-week period last year.  For the fifty-two week period ended August 30, 2009, comparable warehouse sales increased 8.7% compared to the comparable fifty-two week period a year ago.

The Company also announced that the opening date for its fourth location in Trinidad, at San Fernando, has been moved from fall 2009 to spring 2010 because building construction has not proceeded as quickly as originally planned.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica; four in Panama; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," "scheduled," and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly one-half of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 12, 2008. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.